Exhibit 5.1

AstraZeneca PLC 2 Kingdom Street London W2 6BD United Kingdom			london
65 Fleet Street London EC4Y 1HS
	T	+	44 20 7936 4000
	Direct T	+	44 20 7832 7374
	F	+	44 20 7832 7001
	Direct F	+	44 20 7108 7374
LDE No 23
	E		mark.trapnell@freshfields.com
	W		freshfields.com

	doc id		LON27083122/12
	our ref		MWT
your ref
	client matter no.		104154-0114
26 November 2013

Dear Sirs

AstraZeneca PLC

Registration Statement on Form F-3

Introduction

1.           In connection with the automatic shelf registration statement on Form F-3 (the Registration Statement) of AstraZeneca PLC, a public limited company incorporated under the laws of England and Wales (the Company), under the Securities Act of 1933 (the Securities Act), we have been requested to render our opinion on certain matters in connection with the Registration Statement. The Registration Statement relates to the registration under the Securities Act of the issuance and sale of the Company’s debt securities (the Debt Securities), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency.

2.           We are acting as English legal advisers to you, the Company, for the purposes of giving this opinion. In so acting, we have examined the following documents:

(a)	the Registration Statement;

(b)	a copy of the current Articles of Association of the Company as at 26 November 2013 (the Constitutional Documents);

Freshfields Bruckhaus Deringer LLP is a limited liability partnership registered in England and Wales with registered number OC334789. It is authorised and regulated by the Solicitors Regulation Authority. For regulatory information (including information relating to the provision of insurance mediation services) please refer to www.freshfields.com/support/legalnotice.

A list of the members (and of the non-members who are designated as partners) of Freshfields Bruckhaus Deringer LLP and their qualifications is available for inspection at its registered office, 65 Fleet Street, London EC4Y 1HS. Any reference to a partner means a member, or a consultant or employee with equivalent standing and qualifications, of Freshfields Bruckhaus Deringer LLP or any of its affiliated firms or entities.
Abu Dhabi  Amsterdam  Bahrain  Barcelona  Beijing  Berlin  Brussels  Cologne  Dubai  Düsseldorf  Frankfurt am Main
Hamburg  Hanoi  Ho Chi Minh City  Hong Kong  London  Madrid  Milan  Moscow  Munich  New York  Paris  Rome
Shanghai  Singapore  Tokyo  Vienna  Washington

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(c)
a copy of the Company's Certificate of Incorporation dated 17 June 1992, issued by the Registrar of Companies of England and Wales, together with copies of the Company’s Certificates of Incorporation on change of name dated 13 July 1992, 25 September 1992, 16 February 1993 and 5 April 1999, respectively;

(d)	the indenture dated 1 April 2004 (the Indenture) entered into between the Company and the Trustee thereunder under which the Debt Securities are to be issued;

(e)
a company search carried out on 26 November 2013 (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of the Company kept at Companies House in Cardiff and Wales (the Company Search);

(f)	an oral winding up enquiry of the Central Registry of Winding up Petitions carried out on 26 November 2013 (the Winding up Enquiry);

(g)	a certificate issued to us by the Company Secretary of the Company dated 26 November 2013 (the Secretary’s Certificate); and

(h)
an extract from the minutes of a meeting of the board of directors of the Company held on 23 July 2003 authorising the execution and delivery of and performance of obligations under, the Indenture, and (ii) on 29 - 30 October 2013 authorising the filing of the Registration Statement and the execution and delivery of and performance of obligations under, when issued, the Debt Securities, and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

3.           This opinion is confined to matters of English law (including case law) as at the date of this opinion and is governed by and should be construed in accordance with English law.  Statements relating to United Kingdom taxation are based on the laws of England (including case law) as currently applied by the English courts and on generally published practice of H.M. Revenue and Customs applying as at the date of this opinion.  Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts.  In particular, we express no opinion on European Union law as it affects any jurisdiction other than England. We also express no opinion as to whether or not a foreign court (applying its own conflict of law rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law or uphold the terms of the Indenture or the Debt Securities. To the extent that the laws of the United States or, the laws of the State of New York may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws, including the matters contained

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in the opinion of Davis Polk & Wardwell London LLP, referred to in the Registration Statement.  We express no views on the validity of matters set out in such opinion.

Assumptions

4.           In considering the above documents and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	the genuineness of all signatures, stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us whether as originals or copies;

(b)	the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c)	that, where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

(d)	that each of the statements contained in the Secretary’s Certificate is true and correct as at the date hereof;

(e)
that the meetings of the board of directors of the Company were duly convened and held on 23 July 2003 and 29 - 30 October 2013, as evidenced by the extracts from the minutes referred to above; at the meetings a quorum of directors was present and acting throughout; the resolutions referred to in such minutes were duly passed and have not been amended, modified or revoked and are in full force and effect;  each of the directors of the Company having any interest in any of the matters discussed at such meetings duly disclosed his interest therein and was entitled to count in the quorum of such meetings and to vote on the resolutions proposed thereat; and such minutes are a true and correct record of the proceedings described therein and the resolutions set out in such minutes remain in full force and effect without modification;

(f)
that each of the parties to the Indenture (other than the Company) has the necessary capacity and corporate power to execute, deliver and perform the Indenture, and that the Indenture has been duly authorised and executed and delivered by each of the parties thereto in accordance with all applicable laws (other than in the case of the Company, the laws of England) in the form filed as an exhibit to the Registration Statement;

(g)
that the Debt Securities of a particular issuance will, upon issue, be duly authorised, executed, issued, authenticated and delivered by the Company and will be offered and sold in accordance with the provisions of the Indenture and as described in the

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Registration Statement and there will be no provision in any supplement relating to the Debt Securities or any other document which would affect the content of this opinion;

(h)
that the Indenture and, when issued, the Debt Securities constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws including the laws of the United States and the laws of the State of New York by which they are expressed to be governed (other than in the case of the Company, the laws of England); that satisfactory evidence of the laws of the United States and the State of New York, which is required to be pleaded and proved as a fact in any proceedings before the English Courts, could be so pleaded and proved; and that insofar as the laws and regulations of any other jurisdiction may be relevant to (i) the obligations or rights of any of the parties under the Indenture, or (ii) any of the transactions contemplated by the Indenture, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any such obligations, rights or transactions;

(i)
that all consents, licences, approvals, notices, filings, recordations, publications and registrations which are necessary under any applicable laws (other than, in the case of the Company, the laws of England) in order to permit the execution, delivery or performance of the Indenture or to perfect, protect or preserve any of the interests created by the Indenture, have been made or obtained, or will be made or obtained within the period permitted or required by such laws or regulations;

(j)
that the Indenture has not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Indenture is not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

(k)
that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the Indenture or which have not been disclosed to us that may affect the validity or enforceability of the Indenture or any obligation therein or otherwise affect the opinions expressed in this opinion;

(l)	that the Indenture has been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(m)	that the directors of the Company in authorising the filing of the Registration Statement and the execution and delivery of and performance of obligations under,

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the Indenture and, when issued, the Debt Securities have exercised their powers in accordance with their duties under all applicable laws and the Constitutional Documents of the Company in force at the applicable time;

(n)
that the sale of the Debt Securities or the consummation by the Company of the transactions contemplated by the Indenture (as relevant) will not constitute an “offer to the public” within the meaning of Part VI of the Financial Services and Markets Act 2000 (the FSMA);

(o)
that the Indenture is not an agreement the making or performance of which constitutes, or is part of, a regulated activity within the meaning stated in the FSMA carried on by any party to it, and which either:

(i)	is entered into by that party in the course of carrying on the regulated activity in question in contravention of section 19 of the FSMA; or

(ii)
where the party is a person authorised for the purposes of the FSMA, is entered into by that party in the course of carrying on the regulated activity in question and in consequence of something said or done by another person (the third party) in the course of a regulated activity carried on by the third party in contravention of section 19 of the FSMA, and that the Indenture is not entered into by any person as a customer in consequence of a communication in relation to which there has been a contravention of Section 21 of the FSMA;

(p)
that the Registration Statement (including such document in draft and preliminary form) and any other invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Securities has only been and will only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to the Company.  These circumstances are set out in the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the Order) and include circumstances where any such communication is made only to or may reasonably be regarded as directed only at persons who are “investment professionals” within the meaning of Article 19(5) of the Order or are persons falling within Article 49(2)(a) to (d) of the Order;

(q)	that the information revealed by the Company Search: (i) was accurate in all respects and has not since the time of such search been altered; and (ii) was complete, and

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included all relevant information which had been properly submitted to the Registrar of Companies;

(r)	that the information revealed by our Winding up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(s)	that the terms of the Indenture have been and will be observed and performed by the parties thereto;

(t)
that the parties have complied (and will continue to comply) with all applicable anti-terrorism, anti-corruption, anti-money laundering, sanctions and human rights laws and regulations, and that performance and enforcement of the Indenture is, and will continue to be, consistent with all such laws and regulations; and

(u)
the absence of bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the parties to the Indenture and their respective directors, employees, agents or advisers (excepting ourselves).

Opinion

5.           On the basis of and subject to the foregoing and the matters set out in paragraphs 6 and 7 below and any matters not disclosed to us, and having regard to such considerations of English law in force, and generally published practice of H.M. Revenue and Customs applying, as at the date of this letter as we consider relevant, we are of the opinion that:

(a)	the Company has been duly incorporated in Great Britain and registered in England and Wales as a public limited company;

(b)
the Company Search and Winding up Enquiry revealed no application, petition, order or resolution for the administration or winding up of the Company and revealed no notice of, or intention to appoint, a receiver or administrator;

(c)	the Company has the requisite corporate power and capacity to enter into and perform its obligations under the Indenture and to issue and deliver the Debt Securities;

(d)
the execution and delivery of the Indenture and the performance of the Company's obligations thereunder (in accordance with the terms of the Indenture) have been duly authorised by all necessary corporate action on the part of the Company and do not

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and will not of themselves result in any violation by the Company of any term of its Constitutional Documents or of any law or regulation having the force of law in England and applicable to the Company as to performance;

(e)
the obligations of the Company under the Indenture are, and the obligations to be assumed by the Company under the Debt Securities, when executed and delivered, will be, enforceable by each of the parties in the English courts if they were to take jurisdiction, subject to the assumptions and qualifications set out herein. However, no opinion is given as to whether they will do so or whether they would subsequently stay such proceedings; and

(f)
the statements in the Registration Statement contained under the caption “Certain UK and US Federal Tax Considerations—United Kingdom Taxation” on pages 24 to 27, with respect to matters of English law are true and correct in all material respects, subject to the qualifications contained in those statements.

Qualifications

6.	Our opinion is subject to the following qualifications:

(a)	the Company Search is not capable of revealing conclusively whether or not:

(i)	a winding up order has been made or a resolution passed for the winding up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross-Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately.

In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

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(b)
the Winding up Enquiry relates only to the presentation of: (i) a petition for the making of a winding up order or the making of a winding up order by the court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding up or administration order granted, because;

(i)	details of a winding up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)
in the case of an application for the making of an administration order and such order and the presentation of a notice of intention to appoint or notice of appointment, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

(iii)
a winding up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry, and the making of such order may not have been entered on the records immediately;

(iv)
details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding up petitions, the Central Registry of Winding-up Petitions may not have records of winding up petitions issued prior to 1994;

(c)
no opinion is given as to whether or not the chosen court will take jurisdiction, or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any relief ancillary to proceedings commenced in a foreign court;

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(d)
this opinion, and the term “enforceable” as used above, is not to be taken to imply that any obligation would necessarily be capable of enforcement in all circumstances in accordance with its terms.  In particular:

(i)
an English court will not necessarily grant any remedy the availability of which is subject to equitable considerations or which is otherwise in the discretion of the court.  In particular, orders for specific performance and injunctions are, in general, discretionary remedies under English law and specific performance is not available where damages are considered by the court to be an adequate alternative remedy;

(ii)	claims may become barred under the Limitation Act 1980 or the Foreign Limitation Periods Act 1984 or may be or become subject to the defence of set off or to counterclaim;

(iii)
where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws, or contrary to the exchange control regulations, of the other jurisdiction;

(iv)	the enforcement of obligations may be limited by the provisions of English law applicable to agreements held to have been frustrated by events happening after their execution;

(e)
no opinion is given as to the compliance or otherwise with: (i) the financial limitations on borrowings or covenants by the Company contained in the Constitutional Documents of the Company; and (ii) the limitations on the maximum aggregate principal amount of the Debt Securities which may be issued by the Company as contemplated by the Registration Statement; and

(f)	this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

Observations

7.           It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.  This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

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8.           We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

9.           This opinion is addressed to you for your benefit for the purposes of the Registration Statement to be filed under the Securities Act and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer LLP